As Filed with the Commission on April 28, 2010

                                                     1940 Act File No. 811-06698

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 21                              X

                         DWS EQUITY 500 INDEX PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                    345 Park Avenue, New York, New York 10154
                    (Address of Principal Executive Offices)

                                 (617) 295-1000
                         (Registrant's Telephone Number)

John Millette                               Copies to:   Thomas R. Hiller
One Beacon Street                                        Ropes & Gray LLP
Boston, MA 02108                                         One International Place
(Name and Address of Agent for Service)                  Boston, MA 02110


                                Explanatory Note

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

Potential investors to whom an offer of beneficial interests is made (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax consequences of an investment in the Portfolio as described in, this Registration Statement and in all other materials of any kind (including tax opinions or other tax analyses) that are provided to such person by, or on behalf of, the Portfolio in connection with an investment in the Portfolio.



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                         DWS Equity 500 Index Portfolio

                                     PART A

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 5.  MANAGEMENT

Deutsche Investment Management Americas Inc. is the Portfolio's investment adviser.

ITEM 6.  PURCHASE AND SALE OF PORTFOLIO SHARES

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Beneficial interests in the Portfolio are redeemable on any day the Portfolio is open. The Portfolio is generally open on days when the New York Stock Exchange is open for regular trading.

ITEM 7.  TAX INFORMATION

The Portfolio is a partnership for U.S. federal income tax purposes. As a partnership, the Portfolio is not itself subject to U.S. federal income tax. Instead, in computing its income tax liability, each investor in the Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its shareholders. The Portfolio is not required, and generally does not expect, to make distributions (other than distributions in redemption of Portfolio interests) to its investors. As a result, an investor could recognize taxable income from the Portfolio in a taxable year in excess of actual non-liquidating cash distributions (if any) made by the Portfolio for that year.

ITEM 8.  FINANCIAL INTERMEDIARY COMPENSATION

Not applicable.

ITEM 9. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

The investment objective of DWS Equity 500 Index Portfolio (the "Portfolio") may be changed without shareholder approval. The investment objective of the Portfolio is to seek to replicate, as closely as possible, before expenses, the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), which emphasizes stocks of large US companies. The Portfolio invests for capital appreciation, not income; any dividend and interest income is incidental to the pursuit of its objective.

There can be no assurance that the Portfolio will achieve its investment objective. Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement. The Registrant incorporates by reference information concerning the Portfolio's investment objective and policies and risk factors associated with investments in the Portfolio from the sections entitled "Principal Investment Strategy" and "Main Risks" in the prospectuses of DWS Investment Trust -- DWS S&P 500 Index Fund (Class A, Class B, Class C and Class S) filed with the Commission in Post-Effective Amendment No. 178 on April 16, 2010 (File Nos. 002-13628 and 811-00043) and DWS
Institutional Funds -- DWS Equity 500 Index Fund (Class S and Institutional Class) filed with the Commission in Post-Effective Amendment No. 90 on April 16, 2010 (File Nos. 033-34079 and 811-06071) (collectively, the "Feeder Funds," the prospectuses of which are collectively referred to as the "Feeder Funds' Prospectuses"). The Registrant incorporates by reference information concerning the Portfolio's portfolio holdings from the sections entitled "Other Policies and Risks" in the Feeder Funds' Prospectuses.



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ITEM 10. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

Capitalized terms used in this Part A have the same meaning as in the Feeder Funds' Prospectuses. Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "Fees and Expenses of the Fund" and "Who Manages and Oversees the Fund" in the Feeder Funds' Prospectuses.

The Portfolio is organized as a trust under the laws of the State of New York. The Portfolio's Declaration of Trust provides that investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning the Portfolio's capital stock from the sections entitled "Buying, Exchanging and Selling Shares," "How to Buy Shares," "How to Exchange Shares," "How to Sell Shares," "Policies You Should Know About," "How the Fund Calculates Share Price" and "Understanding Distributions and Taxes," in the Feeder Funds' Prospectuses.

ITEM 11. SHAREHOLDER INFORMATION.

The Registrant incorporates by reference information concerning computation of net asset value and valuation of the Portfolio's assets from sections entitled "Buying, Exchanging and Selling Shares," "How to Buy Shares," "How to Exchange Shares," "How to Sell Shares," "Policies You Should Know About" and "How the Fund Calculates Share Price" in the Feeder Funds' Prospectuses.

Buying and Selling Portfolio Interests. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.



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The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Portfolio and DWS Investments Distributors, Inc. ("DIDI") reserve the right to cease accepting investments at any time or to reject any investment order.

The placement agent for the Portfolio is DIDI. The principal business address of DIDI is 222 South Riverside Plaza, Chicago, IL 60606. DIDI receives no additional compensation for serving as the placement agent for the Portfolio.

Calculation of NAV. The Portfolio may, at its own option, accept securities in payment for interests. The securities delivered in payment for interests are valued by the method described under "Purchase and Redemption of Shares," in Part B and the section entitled "Net Asset Value" in each Feeder Fund's SAI as of the day the Portfolio receives the securities. This is a taxable transaction to the investor. Securities may be accepted in payment for interests only if they are, in the judgment of Deutsche Investment Management Americas Inc., appropriate investments for the Portfolio. In addition, securities accepted in payment for interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over the counter market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for its interests.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on each day the New York Stock Exchange ("NYSE") is open for business ("Portfolio Business Day"). The NYSE is scheduled to be closed on the following holidays: New Year's Day, Dr. Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas, and on the preceding Friday or subsequent Monday when one of these holidays falls on a Saturday or Sunday, respectively. The Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

Distribution and Taxes. The Portfolio makes a daily allocation of its net investment income and realized and unrealized gains and losses from securities, futures and foreign currency transactions to its investors in proportion to their investment in the Portfolio. The Portfolio is not required, and generally does not expect, to make distributions (other than distributions in redemption of Portfolio interests) to its investors.

Under the anticipated method of operation of the Portfolio, the Portfolio, as a partnership for U.S. federal income tax purposes, will not be subject to any U.S. federal income tax. Instead, in computing its income tax liability, each investor will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its investors. An investor could recognize taxable income from the Portfolio in a taxable year in excess of actual non-liquidating cash distributions (if any) made by the Portfolio for that year. The determination of each investor's distributive share will be made in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance, as well as with the Internal Revenue Code of 1986, as amended (the "Code"), andthe Treasury regulations promulgated thereunder., and other applicable authority. The Portfolio may modify its partner allocations to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor, as a partner, receiving more or less items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.

An investor's receipt of a non-liquidating cash distribution from the Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds the investor's adjusted basis in


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interest of the Portfolio before the distribution. An investor that receives a liquidating cash distribution from the Portfolio generally will recognize capital gain to the extent of the difference between the proceeds received by the investor and the investor's adjusted tax basis in its Portfolio interests; however, the investor generally will recognize ordinary income, rather than capital gain, to the extent that investor's allocable share of "unrealized receivables" (including any accrued but untaxed market discount) and substantially appreciated inventory, if any, exceeds the investor's share of the basis in those unrealized receivables and substantially appreciated inventory. Any loss may be recognized by an investor only if it redeems all of its Portfolio interests for cash. An investor generally will not recognize gain or loss on an in-kind distribution of property from the Portfolio, including on an in-kind redemption of Portfolio interests. However, certain exceptions to this general rule may apply.

The Portfolio will provide tax information on Schedule K-1 to each investor following the close of the Portfolio's taxable year. Each investor will be responsible for keeping its own records for determining its tax basis in its Portfolio interests and for the preparation and filing of its own tax returns.

It is intended that the Portfolio's assets, and income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, for qualification as a "regulated investment company," assuming that the investor invested all or substantially all of its assets in the Portfolio.

The above is a general summary of certain U.S. federal income tax consequences of investing in the Portfolio for investors who are U.S. citizens, residents, or domestic corporations. Investors should consult their own tax advisors about the precise tax consequences of an investment in the Portfolio in light of their particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). See Item 24 ("Taxes") of Part B of this Registration Statement for more information concerning the tax consequences of investing in the Portfolio. The Portfolio's investors are expected to be principally regulated investment companies. The summary above does not address tax consequences to shareholders of those regulated investment companies. Shareholders of those regulated investment companies should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them.

ITEM 12. DISTRIBUTION ARRANGEMENTS.

The Registrant incorporates by reference information concerning its Master-Feeder structure from the sub-sections entitled "Organizational Structure" in each Feeder Fund's Prospectus.



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                         DWS Equity 500 Index Portfolio

                                     PART B

ITEM 14. COVER PAGE AND TABLE OF CONTENTS.

The Prospectus of DWS Equity 500 Index Portfolio (the "Portfolio") dated May 1, 2010, which may be amended from time to time, provides the basic information investors should know before investing. This Statement of Additional Information ("SAI"), which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Portfolio and should be read in conjunction with the Prospectus. You may request a copy of the Prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Portfolio at (800) 621-1048.

                                TABLE OF CONTENTS
                                -----------------

PORTFOLIO HISTORY

DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS

MANAGEMENT OF THE PORTFOLIO

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

INVESTMENT ADVISORY AND OTHER SERVICES

PORTFOLIO MANAGERS

BROKERAGE ALLOCATION AND OTHER PRACTICES

CAPITAL STOCK AND OTHER SECURITIES

PURCHASE, REDEMPTION AND PRICING OF SHARES

TAXATION OF THE PORTFOLIO

UNDERWRITERS

CALCULATION OF PERFORMANCE DATA

FINANCIAL STATEMENTS

ITEM 15. PORTFOLIO HISTORY.

DWS Equity 500 Index Portfolio (the "Portfolio") was organized as a trust under the laws of the State of New York on December 11, 1991. Effective February 6, 2006, the name of the Portfolio was changed from Scudder Equity 500 Index Portfolio to DWS Equity 500 Index Portfolio.

ITEM 16. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENT AND RISKS.

The Portfolio is a no-load, open-end management investment company. Registrant incorporates by reference information concerning the investment policies, limitations and risks of the Portfolio from the sections entitled "Investments," "Investment Restrictions" and "General Investment Practices and Techniques" in the SAIs of the Feeder Funds, DWS Investment Trust -- DWS S&P 500 Index Fund (Class A, Class B, Class C and Class S) filed with the Commission in Post-Effective Amendment No. 178 on April 28, 2010(File Nos. 002-13628 and 811-00043) and DWS Institutional Funds -- DWS Equity 500 Index Fund (Class S and Institutional Class) filed with the Commission in Post-Effective Amendment No. 90 on April 28, 2010 (File Nos. 033-34079 and 811-06071) (the "Feeder Funds'
SAIs"). Capitalized terms used in this Part B have the same meaning as in the Feeder Funds' SAIs.

ITEM 17. MANAGEMENT OF THE PORTFOLIO.

Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "Management of each Fund" and "Management of the Fund" in the Feeder Funds' SAIs.



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ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 5, 2010 DWS Equity 500 Index Fund, a series of DWS Institutional Funds, and DWS S&P 500 Index Fund, a series of DWS Investment Trust, owned approximately 78% and 22%, respectively, of the value of the outstanding interests in the Portfolio. Because DWS Equity 500 Index Fund owns more than 25% of the outstanding interests in the Portfolio, it could be deemed to control the Portfolio, which means it may take actions without the approval of other investors in the Portfolio.

Each Feeder Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Feeder Fund will hold a meeting of shareholders and will cast its votes as instructed by the Feeder Fund's shareholders. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.

ITEM 19. INVESTMENT ADVISORY AND OTHER SERVICES.

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the sections entitled "Management of each Fund" and "Management of the Fund" in each Feeder Fund's SAI.

ITEM 20. PORTFOLIO MANAGERS.

Registrant incorporates by reference information concerning the Portfolio Managers from the section entitled "Portfolio Management" in the Feeder Funds' SAIs.

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES.

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolio from the section entitled "Portfolio Transactions and Brokerage Commissions" in each Feeder Fund's SAI.

ITEM 22. CAPITAL STOCK AND OTHER SECURITIES.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Portfolio may not be transferred.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.



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Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents, covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 23. PURCHASE, REDEMPTION AND PRICING OF SHARES.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 6 "Shareholder Information" in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Net Asset Value" in each Feeder Fund's SAI.

ITEM 24. TAXATION OF THE PORTFOLIO.

Taxes

The following is intended to be a general summary of certain U.S. federal income tax consequences of investing in the Portfolio. It is not intended as a complete discussion of all such consequences, nor does it purport to deal with all categories of investors, some of which may be subject to special tax rules. Current and prospective investors are therefore advised to consult with their tax advisors before making an investment in the Portfolio . This summary is based on the laws in effect on the date of this Registration Statement and on existing judicial and administrative interpretations thereof, all of which are subject to change, possibly with retroactive effect.

Taxation of the Portfolio and its Investors

Tax Treatment of the Portfolio. It is intended that the Portfolio operate and be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation or a "publicly traded partnership" (as defined in Section 7704 of the Code) taxable as a corporation. As a result, the Portfolio generally is not subject to U.S. federal income tax. Although the Portfolio is not subject to federal income tax, it will file appropriate information returns with the Internal Revenue Service ("IRS") annually as described below in "Taxation of Investors".

Taxation of Investors. Each investor in the Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Portfolio and Subchapter K of the Code, related Treasury regulations promulgated thereunder, and other applicable authority) of the Portfolio's income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio.

The Portfolio may modify its partner allocations to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor receiving more or less items of income, gain, deduction, or loss (and/or


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income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.

The amount of tax due, if any, with respect to gains and income of the Portfolio is determined separately for each investor. The Portfolio will be required to file an information return on IRS Form 1065 and, following the close of the Portfolio's taxable year, to provide each investor with a Schedule K-l indicating the investor's allocable share of the Portfolio's income, gains, losses, deductions, credits, and items of tax preference. Each investor, however, is responsible for keeping its own records for determining its tax basis in its Portfolio interests and calculating and reporting any gain or loss resulting from a Portfolio distribution or redemption or other disposition of Portfolio interests.

Distributions and adjusted basis. In general, an investor's adjusted basis in its interest in the Portfolio will initially equal the amount of cash and, if any, the adjusted basis in other property the investor has contributed for the interest and will be increased by the investor's proportionate share of Portfolio income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Portfolio to the investor and such investor's distributive share of certain Portfolio expenses and losses. In addition, (1) an investor's basis includes the investor's share of the Portfolio's liabilities, and (2) decreases in the investor's share of liabilities are treated as cash distributions.

In general, an investor that receives cash in connection with the investor's complete withdrawal from the Portfolio will recognize capital gain or loss to the extent of the difference between the proceeds received by such investor and such investor's adjusted tax basis in its Portfolio interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the Portfolio generally will be short-term or long-term capital gain or loss depending on the investor's holding period for its interests in the Portfolio, except that an investor will generally recognize ordinary income (regardless of whether there would be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the investor receives a cash distribution for the investor's allocable share of (i) previously untaxed "unrealized receivables" (including any accrued but untaxed market discount) and (ii) substantially appreciated inventory, if any. The basis attributable to any unrealized receivables or substantially appreciated inventory might also affect the calculation of gain or loss from the other assets held by the Portfolio. An investor's receipt of a non-liquidating cash distribution from the Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such investor's adjusted basis in its Portfolio interest before the distribution. If an investor acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the investor's interest generally will have a divided holding period, which could cause the investor to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

An investor generally will not recognize gain or loss on an in-kind distribution of property from the Portfolio. If the distribution does not represent a complete liquidation of the investor's Portfolio interest, the investor's basis in the distributed property generally will equal the Portfolio's adjusted tax basis in the property, or, if less, the investor's basis in its Portfolio interest before the distribution. If the distribution is made in complete liquidation of the investor's Portfolio interest, the investor generally will take the assets with a tax basis equal to its adjusted tax basis in its interest. Special rules apply to the distribution of property to an investor who contributed other property to the Portfolio and to the distribution of such contributed property to another investor. The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner's adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to "eligible partners" of an "investment partnership," as those terms are defined in the Code. It is intended that each Portfolio be operated so as to qualify as an "investment partnership," although there can be no assurance that it will so qualify. If a Portfolio qualifies as an investment partnership, each investor should qualify as an "eligible partner," provided that such investor contributes only cash and certain other liquid property to that Portfolio.

An investor cannot deduct losses from the Portfolio in an amount greater than such investor's adjusted tax basis in its Portfolio interest as of the end of the Portfolio's tax year. An investor may be able to deduct such excess losses in subsequent tax years to the extent that the investor's adjusted tax basis for its interest exceeds zero in such years. Certain other limitations on the deductibility of Fund losses and certain expenses can also apply. For instance,
Section 163(d) of the Code imposes limitations on the deductibility of investment interest by non-corporate taxpayers. Investment interest is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income (i.e., investment income less investment expenses). Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of the Portfolio is expected to be treated as arising from property held for investment, any interest expense incurred by an investor to purchase or carry its shares in the Portfolio and its allocable share of interest expense incurred by the Portfolio may be subject to the investment interest limitations.

In addition, depending on the nature of its activities, the Portfolio may be deemed to be either an investor or trader in securities, or both if the Portfolio engages in multiple activities. If the Portfolio is deemed to be an investor, certain Portfolio fees and expenses (including, without limitation, the management fees) will be treated as miscellaneous itemized deductions of the Portfolio for U.S. federal income tax purposes. An individual taxpayer and certain trusts or estates that hold interests in the Portfolio (directly or through certain pass-through entities, including a partnership, a nonpublicly offered regulated investment company, a Subchapter S corporation, or a grantor trust) may deduct such fees and expenses in a taxable year only to the extent they exceed 2% of the taxpayer's adjusted gross income, but only if the investor itemizes deductions. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (the "overall limitation on itemized deductions") (this limitation being applied after giving effect to the 2% floor described above and any other applicable limitations). The overall limitation on itemized deductions will not apply for taxable years beginning in 2010. However, the overall limitation will return to the levels described above for taxable years beginning after December 31, 2010, unless Congress enacts legislation providing otherwise. It is currently unclear whether Congress will enact such legislation.

There can be no assurance that Portfolio losses will produce a tax benefit in the year incurred or that such losses will be available to offset an investor's share of income in subsequent years.

Taxation of Portfolio Income. For federal income tax purposes, investment income is generally treated as ordinary income. The treatment of capital gains, however, is generally determined by how long the Portfolio owned (or is deemed to have owned) the investments that generated them, rather than by how long an investor has held its interest in the Portfolio. In general, gains or losses from the sale of investments that the Portfolio owned (or is deemed to have owned) for one year or less are treated as short-term capital gains or losses and gains or losses from the sale of investments that the Portfolio owned (or is deemed to have owned) for more than one year are treated as long-term capital gains or losses. The deductibility of capital losses may, however, be limited. Net capital gains of corporations are currently taxed at the same rate as ordinary income. Long-term capital gain rates applicable to individuals have been temporarily reduced--in general, to 15% with a 0% rate applying to taxpayers in the 10% and 15% rate brackets--for taxable years beginning before January 1, 2011. For taxable years beginning before January 1, 2011, dividends received by the Portfolio from domestic corporations and certain foreign corporations will be "qualified dividend income," taxed in the hands of individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met with respect to the underlying securities generating such dividend income. It is currently unclear whether Congress will extend either the reduced long-term capital gain rate or this qualified dividend income provision to or for taxable years beginning on or after January 1, 2011.

A dividend will not be treated as qualified dividend income (1) if the dividend is received with respect to any share of stock held by the Portfolio for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is
(a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company. For purposes of determining the holding period for stock on which a dividend is received, such holding period is reduced for any period the recipient has an option to sell, is under a contractual obligation to sell or has made (and not closed) a short sale of substantially identical stock or securities, and in certain other circumstances. In addition, qualified dividend income does not include any dividends received from tax-exempt corporations or interest from fixed income securities. Also, dividend distributions received by a Portfolio from a real estate investment trust ("REIT") or a regulated investment company are generally qualified dividend income only to the extent the dividend distributions are made out of qualified dividend income received by such REIT or regulated investment company. In the case of securities lending transactions, payments in lieu of dividends are not qualified dividend income.

Net investment income allocated to U.S. corporate investors will qualify for the 70% dividends-received deduction generally available to corporations to the extent of their allocable share of qualifying dividends received by the Portfolio from domestic corporations for the taxable year. A dividend received by the Portfolio will not be treated as a dividend eligible for the dividends-received deduction (i) if it has been received with respect to any share of stock that the Portfolio has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (ii) to the extent that the recipient is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends received deduction may otherwise be disallowed or reduced by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed stock (generally, stock acquired with borrowed funds)). Distributions from REITs do not qualify for the deduction for dividends received. Dividend distributions from regulated investment companies are generally eligible for the deduction for dividends received only to the extent the dividend distributions are made out of qualifying dividend income received by the regulated investment companies.

The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed as an offset only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first $3,000 may generally offset ordinary income, and the excess may be carried forward (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to $3,000, in each succeeding year. Corporations may only offset capital losses against capital gains and may also be subject to other rules that limit the use of losses in a particular taxable year, and the excess generally may be carried back for three years and carried forward for up to five years.

Special tax provisions that apply to certain investments. Certain of the Portfolio's investment practices are subject to special and complex federal income tax provisions, including rules relating to short sales, constructive sales, "straddle" and "wash sale" transactions and mark-to-market rules, that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss, (iv) cause the recognition of income or gain without a corresponding receipt of cash and/or (v) adversely alter the characterization of certain Portfolio investments. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Portfolio.

Certain debt obligations. The Portfolio's investment in debt obligations that are issued with original issue discount (OID) or acquired with market discount or acquisition discount will be subject to special federal income tax rules. Pursuant to these special rules, the Portfolio may be required to include any such OID or discount generated on these securities in its taxable income, and allocate that income to its investors, over the term of the securities, even though payment of those amounts are not received until a later time, upon partial or full repayment or disposition of the debt securities. These investments may also affect the character of income recognized by the Portfolio and allocated to its investors.

Derivatives. A Portfolio's transactions in foreign currencies, derivative instruments (e.g., forward contracts, swap agreements, options and futures contracts (including options and futures contracts on foreign currencies)), as well as any of its other hedging, short sale or similar transactions, may be subject to special provisions of the Code (including provisions relating to "hedging transactions" and "straddles") that, among other things, may affect the character of gains or losses (i.e., may affect whether gains or losses are ordinary or capital), accelerate recognition of income and defer losses. These rules could therefore affect the amount, timing and/ or character of income, gains, losses and other tax items that are allocable to investors and could cause investors to be taxed on amounts not representing economic income.

In general, option premiums received by the Portfolio are not immediately included in income for tax purposes. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Portfolio transfers or otherwise terminates the option (e.g., through a closing transaction). If a call option written by the Portfolio is exercised and the Portfolio sells or delivers the underlying stock, investors in the Portfolio generally will recognize capital gain or loss equal to (a) the sum of the strike price and the option premium received by the Portfolio minus (b) the Portfolio's basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by the Portfolio pursuant to the exercise of a put option written by it, the Portfolio generally will subtract the premium received from its cost basis in the securities purchased. The gain or loss with respect to any termination of the Portfolio's obligation under an option other than through the exercise of the option and related sale or delivery of the underlying stock generally will be short-term gain or loss depending on whether the premium income received by the Portfolio is greater or less than the amount paid by the Portfolio (if any) in terminating the transaction. Thus, for example, if an option written by the Portfolio expires unexercised, investors generally will recognize short-term gain equal to the premium received.

Certain covered call writing activities of the Portfolio may trigger the US federal income tax straddle rules of Section 1092 of the Code, requiring that losses be deferred and holding periods be tolled on offsetting positions in options and stocks deemed to constitute substantially similar or related property. Options on single stocks that are not "deep in the money" may give rise to qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are "in the money" although not "deep in the money" will be suspended during the period that such calls are outstanding. Thus, the straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute "qualified dividend income" (as discussed above) or qualify for the dividends-received deduction (as discussed above) to fail to satisfy the holding period requirements and therefore to be taxed at ordinary income tax rates or to fail to qualify for the 70% dividends-received deduction, as the case may be.

The Portfolio's investment in so called "section 1256 contracts," which include certain futures contracts as well as listed non-equity options written or purchased by the Portfolio on US exchanges (including options on futures contracts, equity indices and debt securities), are subject to special federal income tax rules. All section 1256 contracts held by the Portfolio at the end of its taxable year are required to be marked to their market value, and any unrealized gain or loss on those positions will be included in investors' income as if each position had been sold by the Portfolio for its fair market value at the end of the taxable year. The resulting gain or loss will be combined with any gain or loss realized on positions in section 1256 contracts closed during the taxable year. Provided such positions were held as capital assets and were neither part of a "hedging transaction" nor part of a "straddle," 60% of the resulting net gain or loss will be treated as long-term capital gain or loss, and 40% of such net gain or loss will be treated as short-term capital gain or loss (although certain foreign currency gains and losses from such contracts may be treated as ordinary in character), regardless of the period of time the positions were actually held by the Portfolio.

As a result of entering into swap contracts, the Portfolio may make or receive periodic net payments. The Portfolio may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if the Portfolio has been a party to the swap for more than one year). With respect to certain types of swaps, investors may be required to currently recognize income or loss with respect to future payments on such swaps or the Portfolio may elect under certain circumstances to mark such swaps to market annually for federal income tax purposes as ordinary income or loss. The federal income tax treatment of many types of credit default swaps is uncertain under current law. In general, gain or loss on a short sale is recognized when the Portfolio closes the sale by delivering the borrowed property to the lender, not when the borrowed property is sold. Gain or loss from a short sale is generally treated as capital gain or loss. Except with respect to certain situations where the property used by the Portfolio to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains. These rules may also terminate the running of the holding period of "substantially identical property" held by the Portfolio. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Portfolio for more than a year. In general, investors will not be permitted to deduct payments made by the Portfolio to reimburse the lender of securities for dividends paid on borrowed stock if the short sale is closed on or before the 45th day after the short sale is entered into.

Because the rules described above and other federal income tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may cause changes in an investor's allocation of any tax item, possibly for prior years.

REITs. The Portfolio's investments in equity securities of REITs may result in the Portfolio's receipt of cash in excess of the REIT's earnings, with this excess constituting a return of capital to investors. In addition, such investments in REIT equity securities also may require investors to accrue income not yet distributed by the REIT. Dividends received by the Portfolio from a REIT will not qualify for the corporate dividends-received deduction and generally will not constitute qualified dividend income.

Under a notice issued by the Internal Revenue Service ("IRS") in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Portfolio's income from a REIT (or other pass-through entity) that is attributable to a residual interest in a real estate mortgage investment conduit (REMIC) (including a residual interest in a collateralized mortgage obligation (CMO) for which an election to be treated as a REMIC is in effect) or an equity interest in a taxable mortgage pool (TMP) (referred to in the Code as an "excess inclusion") will be subject to federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a partnership will be allocated to investors in the partnership consistent with their allocation of other items of income, with the same consequences as if the investors held the related REMIC or TMP interest directly.

In general, excess inclusion income allocated to investors (i) may constitute "unrelated business taxable income" (UBTI) for those investors who would otherwise be exempt from federal income tax, such as individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a federal income tax return, to file a tax return and pay tax on such income, (ii) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (iii) will not be eligible for reduced U.S. withholding tax rates for non-US investors (including non-US investors eligible for the benefits of a U.S. income tax treaty), and (iv) may cause the Portfolio to be subject to tax if certain "disqualified organizations," as defined in the Code, are Portfolio investors.

Foreign investments. The Portfolio may make investments that subject the Portfolio and/or investors directly or indirectly to taxation and/or tax filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest, and capital gains. In particular, the Portfolio's foreign investments may cause some of the income or gains of the Portfolio to be subject to withholding or other taxes of foreign jurisdictions, and could result in taxation on net income attributed to the jurisdiction if the Portfolio were considered to be conducting a trade or business in the applicable country through a permanent establishment or otherwise. Such foreign taxes and/or tax filing obligations may be reduced or eliminated by applicable income tax treaties, although investors should be aware that the Portfolio may not be entitled to claim reduced withholding rates on foreign taxes or may choose not to assert any such claim. The tax consequences to investors may depend in part on the direct and indirect activities and investments of the Portfolio. Accordingly, the Portfolio will be limited in its ability to avoid adverse foreign tax consequences resulting from the Portfolio's underlying investments. Furthermore, some investors may not be eligible for certain or any treaty benefits. Subject to applicable limitations, an investor may be entitled to claim, for U.S. federal income tax purposes, a credit for its allocable share of any foreign tax incurred by the Portfolio, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations. Alternatively, an investor may elect to deduct its share of such foreign taxes for U.S. federal income tax purposes.

The Portfolio's transactions in foreign currencies, foreign-currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Under section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Portfolio accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such income or pays such liabilities are generally treated as and allocated to investors as ordinary income or ordinary loss. In general, gains (and losses) realized on debt instruments will be treated as section 988 gain (or loss) to the extent attributable to changes in exchange rates between the US dollar and the currencies in which the instruments are denominated. Similarly, gains or losses on foreign currency, foreign currency forward contracts and certain foreign currency options or futures contracts, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as and allocated to investors as ordinary income or loss unless the Portfolio elects otherwise.

Regulated investment company investors. It is intended that the Portfolio's assets and income will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company, assuming that the investor invested all or substantially all of its assets in the Portfolio.

Because the Portfolio is not required to make distributions to its investors each year, the income recognized by a regulated investment company in respect of its investment in the Portfolio could exceed amounts distributed by the Portfolio to the regulated investment company in a particular year. In addition, this situation can be exacerbated by certain of the Portfolio's investments, which, as described earlier, can give rise to "phantom" (noncash) income or otherwise cause timing differences between income recognition for tax purposes and actual receipt of cash by the Portfolio on the investments. Accordingly, investors that intend to meet the 90% distribution requirement for treatment as a regulated investment company could be required to redeem a portion of their interests in the Portfolio in order to obtain sufficient cash to satisfy the annual 90% distribution requirement with respect to such income and to otherwise avoid entity-level U.S. federal income and excise taxes. The Portfolio, in turn, may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so.

U.S. tax-exempt investors. Under current U.S. federal income tax law, tax-exempt investors are generally exempt from U.S. federal income tax except to the extent that they have UBTI. The Portfolio may generate income that is UBTI in the hands of tax-exempt investors. To the extent that an investor has borrowed to finance an interest in the Portfolio (including through the use of reverse repurchase agreements) or the Portfolio holds property that constitutes debt-financed property (e.g., securities purchased on margin) or property primarily for sale to customers ("dealer" property), income attributable to such property allocated to an investor that is an exempt organization may constitute UBTI (but only as to that portion of property that is treated as debt-financed). Certain of the Portfolio's other investments or activities may also generate UBTI (e.g., investments in operating pass-through entities and REITs that generate excess inclusion income). Furthermore, the IRS may take the position that certain of the Portfolio's derivatives transactions should be reclassified in a manner that gives rise to UBTI. If the Portfolio generates UBTI, a tax-exempt investor of the Portfolio generally would be required to file a tax return and could incur tax liability on its allocable share of that UBTI. The characterization of certain income of the Portfolio as UBTI may depend in part on the nature of the underlying investments made by entities classified as partnerships for U.S. federal income tax purposes in which the Portfolio may invest (if any).

Moreover, a charitable remainder trust, as defined in Section 664 of the Code, that realizes UBTI during a taxable year must pay an excise tax annually of an amount equal to 100% of such UBTI.

Tax-exempt investors should consult their own tax advisors concerning the possible effects of UBTI on their own tax situations as well as the general tax implications of an investment in a Fund.

Qualified plan investors. Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Investors should consult their tax advisors to determine the suitability of interests in the Portfolio as an investment through such plans and the precise effect of an investment on their particular tax situation.

Non-U.S. (Foreign) investors. The federal income tax treatment of a nonresident alien, foreign corporation, foreign partnership, foreign estate or foreign trust ("foreign investor") investing in a Portfolio is complex and will vary depending upon the circumstances of the investor and the activities of the Portfolio. This discussion does not address the tax considerations that may be relevant to foreign investors who are subject to U.S. federal tax independent of their direct or indirect investment in the Portfolio. Each foreign investor is urged to consult with its own tax advisor regarding the federal, state, local and foreign tax treatment of its investment in the Portfolio.

In general, the U.S. federal tax treatment of a foreign investor depends upon whether the Portfolio is deemed to be engaged in a U.S. trade or business. Although not expected, there can be no assurance that the activities of a Portfolio will not cause the Portfolio to be deemed engaged in a U.S. trade or business and thus an investment in the Portfolio could cause a foreign investor to recognize income that is effectively connected with a U.S. trade or business ("ECI"). If the Portfolio were treated as engaged in a U.S. trade or business, foreign investors would be subject to U.S. federal income tax (generally collected by means of withholding) on a net basis (including, for certain corporate foreign investors, an additional 30% "branch profits" tax) and tax return filing obligations.

In addition, gain on the sale or other disposition of certain U.S. real property interests generally will be treated as ECI and will generally subject to foreign investors to withholding tax at rates of 10% of the proceeds, or, in limited circumstances, 35% of the gain resulting from such sale or other disposition, and could subject a corporate foreign investor to the branch profits tax. Moreover, if a Portfolio invests in equity interests in partnerships and other pass through entities and any such entity is engaged in a trade or business, such trade or business will be attributed to the Portfolio and to its investors and may result in the recognition of ECI by foreign investors.

Regardless of whether a Portfolio is in a U.S. trade or business, if the Portfolio receives certain types of investment income, such as dividends or interest other than "portfolio interest" from U.S. sources, to the extent such income is allocated to a foreign investor, the Portfolio may be required to withhold at a rate of 30% (or lower applicable treaty rate). A Portfolio may withhold and pay any taxes with respect to any foreign investor and any such taxes may be withheld from any distribution otherwise payable to such foreign investor. Alternatively, a foreign investor may be required to reimburse the Portfolio for the amount of such tax.

Backup Withholding

The Portfolio may be required to withhold U.S. federal income tax on distributions and redemption proceeds payable to investors who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, who have underreported dividend or interest income, or who have been notified (or when the Portfolio is notified) by the IRS that they are subject to backup withholding. The backup withholding tax rate is 28% for amounts paid through 2010. This rate will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise. Corporate shareholders and certain other shareholders specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the investor's U.S. federal income tax liability.

U.S. Tax Shelter Rules

The Portfolio may engage in transactions or make investments that would subject the Portfolio, its investors, and/or its "material advisors," as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by the Portfolio or investments in the Portfolio to be reported and/or otherwise disclosed to the IRS, including to the IRS's Office of Tax Shelter Analysis (the "Tax Shelter Rules"). A transaction may be subject to reporting or disclosure if it is described in any of several categories of "reportable transactions" in Treas. Reg. Sec. 1.6011-4(b), which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality. Although the Portfolio does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Portfolio will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its shares in the Portfolio if the investor (or the Portfolio in certain cases) participates in a reportable transaction.

Investors should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in the Portfolio and participation in the Portfolio's income, gain, loss, deduction, or credit with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, the Portfolio may provide to its material advisors identifying information about the Portfolio's investors and their participation in the Portfolio and the Portfolio's income, gain, loss, deduction, or credit from those transactions or investments, and the Portfolio or its material advisors may disclose this information to the IRS upon its request. Significant penalties may apply for failure to comply with these rules.

Under U.S. federal tax law, if the Portfolio (or any fund in which the Portfolio directly or indirectly invests) engages in certain tax shelter transactions, a tax-exempt investor could be subject to an excise tax equal to the highest corporate tax rate times the greater of (i) the investor's net income from the transactions or (ii) 75% of the proceeds attributable to the investor from the transactions. If such a tax-exempt investor knew or had reason to know that a transaction was a prohibited tax shelter transaction, a substantially higher excise tax could be applicable. In addition, such tax-exempt investors could be subject to certain disclosure requirements, and penalties could apply if such tax-exempt investors do not comply with such disclosure requirements. There can be no assurance that the Portfolio (or any fund in which the Portfolio directly or indirectly invests) will not engage or be deemed to engage in prohibited tax shelter transactions. The excise tax does not apply to tax-exempt investors that are pension plans, although certain penalties applicable to "entity managers" (as defined in Section 4965(d) of the Code) might still apply. Tax-exempt investors should consult their own tax advisors regarding these provisions.

In certain circumstances, the Portfolio and/or the Portfolio's tax advisor may make special disclosures to the IRS of certain positions taken by the Portfolio.

Non-Income, State, Local, and Foreign Taxes

The foregoing discussion does not address the U.S. federal alternative minimum tax, or U.S. federal non-income, state, local, or foreign tax, consequences of an investment in the Portfolio. It is possible that the Portfolio's activities might generate tax return filing, reporting, or tax payment obligations in U.S. states or local or foreign jurisdictions. Prospective investors should consult their own tax advisors regarding U.S. federal non-income, state, local, and foreign tax matters.

The foregoing is only a summary of certain material U.S. federal income tax consequences affecting the Portfolio and its investors. Current and prospective investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.

In particular, special tax considerations apply to investors in the Portfolio that intend to qualify for special tax treatment accorded regulated investment companies under Subchapter M of the Code. Unless otherwise noted, the foregoing discussion does not address the special tax considerations applicable to those investors or their shareholders. Shareholders of a regulated investment company investor should consult the prospectus and statement of additional information for the regulated investment company in which they invest.

ITEM 25. UNDERWRITERS.

The placement agent for the Portfolio is DIDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 26. CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 27. FINANCIAL STATEMENTS.

The financial statements for the Portfolio are incorporated herein by reference from (1) DWS Institutional Funds -- DWS Equity 500 Index Fund (Institutional and Class S) Annual Report dated December 31, 2009 (File Nos. 033-34079 and 811-06071) and (2) DWS Investment Trust -- DWS S&P 500 Index Fund (Classes A, B, C, and S) Annual Report dated December 31, 2009 (File Nos. 002-13628 and 811-00043). A copy of each Annual Report may be obtained without charge by contacting the Funds.

                         DWS Equity 500 Index Portfolio

                           PART C -- OTHER INFORMATION

Responses to Items 28(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 28. EXHIBITS.

(a)      Conformed copy of Declaration of Trust of the Registrant; (2)

         (i)      Amendment No. 1 to Declaration of Trust; (2)

         (ii)     Certificate of Amendment dated May 16, 2003; (4)

         (iii) Certificate of Amendment to the Declaration of Trust dated February 6, 2006; (5)

(b)      By-Laws of the Registrant; (2)

(c)      Incorporated by reference to Exhibit (a) above.

(d)      (i)      Investment Sub-Advisory Agreement (as revised) dated April
                  25, 2003 and revised as of January 1, 2007, between Deutsche
                  Asset Management Inc., and Northern Trust Investments, N.A. on behalf of the Registrant; (7)

         (ii) Amended and Restated Investment Management Agreement dated as of June 1, 2006 and revised as of January 1, 2007, between DWS Equity 500 Index Portfolio and Deutsche Investment Management Americas Inc.; (6)

(f)      Not applicable.

(g) Master Custodian Agreement between the Registrant and State Street Bankers Trust Co. dated November 17, 2008; (7)

(h)      (i)      Amended and Restated Administration Services Agreement
                  dated October 1, 2008, between the Registrant and Deutsche
                  Investment Management Americas Inc.; (7)

         (ii) Form of Mutual Fund Rule 22c-2 Information Sharing Agreement between DWS Investments Distributors, Inc. and certain financial intermediaries (filed herein);

         (iii) Exclusive Placement Agent Agreement dated December 31, 1999 between Registrant and DWS Investments Distributors, Inc.; (3)

         (iv)     Copy of Exhibit A to Exclusive Placement Agent Agreement; (3)

         (v) Sub-Administration and Sub-Accounting Agreement between Registrant and State Street Bank and Trust Co. dated April 1, 2003; (4)

         (vi) Transfer Agency Agreement and Service Agreement, dated June 1, 2006, between DWS Equity Index Portfolio and DWS Investments Service Company; (6)

         (vii) Form of Expense Limitation Agreement, dated October 1, 2007, between Registrant and Deutsche Investment Management Americas Inc.(filed herein);

(l)      Investment representation letters of initial investors; (1)

(m)      Not applicable.

(n)      Not applicable.

(o)      Not applicable.

(p)      (i)      Northern Trust Corporation Code of Ethics dated February 1,
                  2010 (filed herein);

         (ii) Deutsche Asset Management - U.S. Code of Ethics, dated January 22, 2010 (filed herein);

         (iii) The Code of Ethics of Northern Trust Investments, N.A dated August 2007; (7)

         (iv)     Consolidated Code of Ethics, dated March 13, 2006; (6)


________________________________

(1) Incorporated by reference to Registrant's registration statement on Form N-1A ("Registration Statement") as filed with the Securities and Exchange Commission ("Commission") on June 9, 1992.

(2) Incorporated by reference to Amendment No. 4 to Registrant's Registration Statement as filed with the Commission on April 26, 1996.

(3) Incorporated by reference to Amendment No. 10 to Registrant's registration Statement as filed with the Commission on April 28, 2000.

(4) Incorporated by reference to Amendment No. 14 to Registrant's Registration Statement as filed with the Commission on May 1, 2004.

(5) Incorporated by reference to Amendment No. 17 to Registrant's Registration Statement as filed with the Commission on April 28, 2006.

(6) Incorporated by reference to Amendment No. 18 to Registrant's Registration Statement as filed with the Commission on April 30, 2007.

(7) Incorporated by reference to Amendment No. 18 to Registrant's Registration Statement as filed with the Commission on April 30, 2009.


ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PORTFOLIO.

None.

ITEM 30. INDEMNIFICATION.

Article V, Section 5.4 of the of the Registrant's Declaration of Trust (Exhibit
(a)(1) hereto, which is incorporated herein by reference) provides in effect that the Registrant will indemnify its officers and trustees under certain circumstances. However, in accordance with Section 17(h) and 17(i) of the Investment Company Act of 1940 and its own terms, said Article of the Declaration of Trust does not protect the Registrant's officers and trustees against any liability to the Registrant or its shareholders to which such officer or trustee with respect to any matter as to which such person shall have been adjudicated to have acted in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Each of the trustees who is not an "interested person" (as defined under the Investment Company Act of 1940) of Registrant (a "Non-interested Trustee") has entered into an indemnification agreement with Registrant, which agreement provides that the Registrant shall indemnify the Non-interested Trustee against certain liabilities which such Trustee may incur while acting in the capacity as a trustee, officer or employee of the Registrant to the fullest extent permitted by law, now or in the future, and requires indemnification and advancement of expenses unless prohibited by law. The indemnification agreement cannot be altered without the consent of the Non-interested Trustee and is not affected by amendment of the Agreement and Declaration of Trust. In addition, the indemnification agreement adopts certain presumptions and procedures which may make the process of indemnification and advancement of expenses more timely, efficient and certain. In accordance with Section 17(h) of the Investment Company Act of 1940, the indemnification agreement does not protect a Non-interested Trustee against any liability to the Registrant or its shareholders to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

The Registrant has purchased insurance policies insuring its officers and trustees against certain liabilities which such officers and trustees may incur while acting in such capacities and providing reimbursement to the Registrant for sums which it may be permitted or required to pay to its officers and trustees by way of indemnification against such liabilities, subject to certain deductibles.

On April 5, 2002, Zurich Scudder Investments, Inc. ("Scudder"), the investment adviser, now known as Deutsche Investment Management Americas Inc., was acquired by Deutsche Bank AG, not including certain U.K. Operations (the "Transaction"). In connection with the Trustees' evaluation of the Transaction, Deutsche Bank agreed to indemnify, defend and hold harmless Registrant and the trustees who were not "interested persons" of Scudder, Deutsche Bank or Registrant (the "Non-interested Trustees") for and against any liability and claims and expenses based upon or arising from, whether in whole or in part, or directly or indirectly, any untrue statement or alleged untrue statement of a material fact made to the Independent Trustees by Deutsche Bank in connection with the Non-interested Trustees' consideration of the Transaction, or any omission or alleged omission of a material fact necessary in order to make statements made, in light of the circumstances under which they were made, not misleading.

Deutsche Investment Management Americas Inc. ("DIMA"), the investment advisor, has agreed, subject to applicable law and regulation, to indemnify and hold harmless the Registrant against any loss, damage, liability and expense, including, without limitation, the advancement and payment, as incurred, of reasonable fees and expenses of counsel (including counsel to the Registrant and counsel to the Non-interested Trustees) and consultants, whether retained by the Registrant or the Non-interested Trustees, and other customary costs and expenses incurred by the Registrant in connection with any litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Registrant ("Private Litigation and Enforcement Actions"). In the event that this indemnification is unavailable to the Registrant for any reason, then DIMA has agreed to contribute to the amount paid or payable by the Registrant as a result of any loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of DIMA and the Registrant with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, however, if no final determination is made in such action or proceeding as to the relative fault of DIMA and the Registrant, then DIMA shall pay the entire amount of such loss, damage, liability or expense.

In recognition of its undertaking to indemnify the Registrant, DIMA has also agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Non-interested Trustees against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Non-interested Trustees, arising from the Private Litigation and Enforcement, including without limitation:

1. all reasonable legal and other expenses incurred by the Non-interested Trustees in connection with the Private Litigation and Enforcement Actions, and any actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar to the matters alleged in the Private Litigation and Enforcement Actions, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

2. all liabilities and expenses incurred by any Non-interested Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

3. any loss or expense incurred by any Non-interested Trustee as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DIMA (or by a representative of DIMA acting as such, acting as a representative of the Registrant or of the Non-interested Trustees or acting otherwise) for the benefit of the Non-interested Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DIMA, any of its corporate affiliates, or any of their directors, officers or employees;

4. any loss or expense incurred by any Non-interested Trustee, whether or not such loss or expense is otherwise covered under the terms of a policy of insurance, but for which the Non-interested Trustee is unable to obtain advancement of expenses or indemnification under that policy of insurance, due to the exhaustion of policy limits which is due in whole or in part to DIMA or any affiliate thereof having received advancement of expenses or indemnification under that policy for or with respect to a matter which is the subject of the indemnification agreement; provided, however, the total amount which DIMA will be obligated to pay under this provision for all loss or expense, will not exceed the amount that DIMA and any of its affiliate actually receive under that policy or insurance for or with respect to a matter which is the subject of the indemnification agreement; and

5. all liabilities and expenses incurred by any Non-interested Trustee in connection with any proceeding or action to enforce his or her rights under the agreement, unless DIMA prevails on the merits of any such dispute in a final, nonappealable court order.

DIMA is not required to pay costs or expenses or provide indemnification to or for any individual Non-interested Trustee (i) with respect to any particular proceeding or action as to which the Board of the Registrant has determined that such Non-interested Trustee ultimately will not be entitled to indemnification with respect thereto, or (ii) for any liability of the Non-interested Trustee to the Registrant or its shareholders to which such Non-interested Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Non-interested Trustee's duties as a Trustee of the Registrant as determined in a final adjudication in such proceeding or action. In addition, to the extent that DeAM has paid costs or expenses under the agreement to any individual Non-interested Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Non-interested Trustee's liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Non-interested Trustee's duties as a Trustee of the Registrant, such Non-interested Trustee has undertaken to repay such costs or expenses to DIMA.


ITEM 31.          BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR

                  During the last two fiscal years, no director or officer of Deutsche Investment Management Americas Inc., the investment advisor, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

ITEM 32.          PRINCIPAL UNDERWRITERS

                  (a)

                  DWS Investments Distributors, Inc. acts as principal underwriter of the Registrant's shares and acts as principal underwriter for registered open-end management investment companies other funds managed by Deutsche Investment Management Americas Inc.

                  (b)

                  Information on the officers and directors of DWS Investments Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

                      (1)                             (2)                                  (3)
          DWS Investments
          Distributors, Inc.
          Name and Principal             Positions and Offices with               Positions and
          Business Address               DWS Investments Distributors, Inc.       Offices with Registrant
          ----------------               ----------------------------------       -----------------------

          Michael J. Woods               Director, Chairman of the Board, CEO     None
          345 Park Avenue                and President
          New York, NY 10154

          Michael Colon                  Director and Chief Operating Officer     None
          345 Park Avenue
          New York, NY 10154

          Robert Kendall                 Director                                 None
          222 South Riverside Plaza
          Chicago, IL 60606

          Cliff Goldstein                Chief Financial Officer and Treasurer    None
          100 Plaza One
          Jersey City, NJ 07311

          Paul Schubert                  Vice President                           Chief Financial Officer
          345 Park Avenue                                                         and Treasurer
          New York, NY 10154

          Donna White                    Chief Compliance Officer                 None
          280 Park Avenue
          New York, NY 10017

          Caroline Pearson               Secretary                                Assistant Secretary and
          One Beacon Street                                                       Chief Legal Officer
          Boston, MA 02108

          Philip J. Collora              Assistant Secretary                      None
          222 South Riverside Plaza
          Chicago, IL 60606

          Patricia DeFilippis            Assistant Secretary                      None
          280 Park Avenue
          New York, NY 10017

          Anjie LaRocca                  Assistant Secretary                      None
          280 Park Avenue
          New York, NY 10017

         (c)      Not applicable

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS.

         Registrant:                                         345 Park Avenue
                                                             New York, NY 10154

         Advisor and Administrator                           Deutsche Investment Management Americas Inc.
                                                             345 Park Avenue
                                                             New York, NY 10154

         Custodian:                                          State Street Bank and Trust Company
                                                             Lafayette Corporate Center
                                                             2 Avenue De Lafayette
                                                             Boston, MA  02111

         Transfer Agent:                                     DWS Investments Services Company
                                                             222 South Riverside Plaza
                                                             Chicago, IL 60606

         Sub-Transfer Agency and                             DST
         Sub-Dividend Distribution Agent:                    333 West 11th Street
                                                             Kansas City, MO 64105

         Placement Agent:                                    DWS Investments Distributors, Inc.
                                                             222 South Riverside Plaza
                                                             Chicago, IL 60606

ITEM 34. MANAGEMENT SERVICES.

Not Applicable.

ITEM 35. UNDERTAKINGS.

Not Applicable.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, DWS EQUITY 500 INDEX PORTFOLIO, has duly caused this Amendment No. 21 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of New York and the State of New York, on the 7th day of April 2010.



                                                DWS EQUITY 500 INDEX PORTFOLIO


                                                By: /s/ Michael G. Clark
                                                    --------------------
                                                    Michael G. Clark*
                                                    President


*By:     /s/Caroline Pearson
         -------------------
         Caroline Pearson**
         Assistant Secretary

** Attorney-in-fact pursuant to the power of attorney as contained in and incorporated by reference in Post-Effective Amendment No. 20 to the Registration Statement, as filed on April 30, 2009.

                         DWS EQUITY 500 INDEX PORTFOLIO

                                  Exhibit Index
                                  -------------

                                     (h)(ii)
                                    (h)(vii)
                                     (p)(i)
                                     (p)(ii)